Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of MICHAEL J. HOFFMAN AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to any and all amendments, including post-effective amendments, to the previously filed Registration Statements on Form S-8 listed in Exhibit A hereto, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 19th day of May, 2015.

Signature

/s/ Robert C. Buhrmaster
Robert C. Buhrmaster

/s/ Janet K. Cooper
Janet K. Cooper

/s/ Gary L. Ellis
Gary L. Ellis

/s/ Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/ Katherine J. Harless
Katherine J. Harless

/s/ James C. O’Rourke
James C. O’Rourke

/s/ Gregg W. Steinhafel
Gregg W. Steinhafel

/s/ Christopher A. Twomey
Christopher A. Twomey

Exhibit A

Registration Statement on Form S-8 No. 33-51563

Registration Statement on Form S-8 No. 33-55550

Registration Statement on Form S-8 No. 333-03505

Registration Statement on Form S-8 No. 333-03509

Registration Statement on Form S-8 No. 333-36166

Registration Statement on Form S-8 No. 333-44879